Exhibit 31.2

CERTIFICATIONS UNDER SECTION 302

I, Jason S. Kim, certify that:

1.  I have reviewed this Amendment No. 1 to the Annual report on Form 10-K/A of Molecular Templates, Inc.; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

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Date: April 25, 2024

/s/ Jason S. Kim
Jason S. Kim
Chief Financial Officer